Exhibit (h)(8)
                                    AMENDMENT

                    TO TRANSFER AGENCY AND SERVICE AGREEMENT
                                     BETWEEN
                                 HIGHMARK FUNDS.
                                       AND
                       STATE STREET BANK AND TRUST COMPANY

This amendment is made as of this 1st day of January 2007 between Highmark Funds (the "Fund") and State Street Bank and Trust Company (the "Transfer Agent"). In accordance with ARTICLE 2 (FEES AND EXPENSES) and ARTICLE 12 (AMENDMENT) of the Transfer Agency and Service Agreement between the Fund and the Transfer Agent dated as of February 15, 1997 (the "Agreement") the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. SECTION 9.1. Section 9.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

                 "9.1 This Agreement may be terminated by either party upon one hundred and eighty (180) days' written notice to the other."

2. SCHEDULE B. The fee schedule dated April 3, 2006 to the Agreement is hereby replaced with the attached Schedule B dated January 1, 2007 through December 31, 2008.

3. All defined terms and definitions in the Agreement shall be the same in this amendment (the "Amendment") except as specifically revised by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

HIGHMARK FUNDS                               STATE STREET BANK AND TRUST
                                             COMPANY

By: /s/ Pamela O'Donnell                     By: /s/ Joseph L. Hooley
   ---------------------------------            -----------------------------
                                                Joseph L. Hooley
Name: Pamela O'Donnell                          Executive Vice President
     -------------------------------

Title: Treasurer
      ------------------------------

                                   SCHEDULE B
                                      FEES
                 Dated: January 1 2007 through December 31, 2008

GENERAL: The annual fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes. Account Service Fees are the higher of open account charges plus closed account charges or CUSIP minimum.

ANNUAL CUSIP MINIMUM FEE
------------------------
A,B,C Class                                        $ 14,000/CUSIP*
M & Fiduciary Class                                $  9,500/CUSIP**
S Class                                            $  5,000/CUSIP
Closed CUSIPS with zero balance                    $    125/CUSIP/month

         *Note: This fee is waived for the first 12 months for a new A, B or C CUSIP established in 2006 and for two new CUSIPs opening in February 2007. Instead, each such CUSIP shall be charged $100/month for first 3 months and $900/month for the next 9 months. The B class CUSIP's fee shall be waived up to $100,000 beginning in January 2007 and thereafter, unless the CUSIP is reactivated or continues past December 2007 whereas the fee will be reinstated beginning January 2008.

         **Note: This fee shall be discounted for one new CUSIP opening in February 2007 to $100/month for the first 3 months.

ANNUAL ACCOUNT SERVICE FEES
---------------------------
Open Accounts                                      $    14.00/account
Networking Level 3 Accounts                        $     7.00/account
Closed Accounts                                    $     1.95/account

ACTIVITY BASED FEES
-------------------
New Account Set-up                                 $     5.00/each
Manual Transactions                                $     1.50/each
Telephone Calls                                    $     2.50/each
Omnibus Trades                                     $     4.00/each

OTHER ANNUAL FEES
-----------------
Investor Processing                                $     1.80/Investor
12b-1 Commissions                                  $     1.20/account

ANNUAL CUSTODIAL FEE (paid by Shareholder)         $    10.00/SSN
--------------------

OUT OF POCKET EXPENSES: Out of pocket expenses include but are not limited to: confirmation statements, Investor statements, postage, forms, audio response, telephone, records retention, customized programming/enhancements, federal wire, transcripts, microfilm, microfiche and expenses incurred at the specific direction of the Fund.

HIGHMARK FUNDS                               STATE STREET BANK AND TRUST COMPANY

By: /s/ Pamela O'Donnell                     By: /s/ Joseph L. Hooley
   ---------------------------------            -------------------------------
                                                Joseph L. Hooley, Executive Vice
Name: Pamela O'Donnell                                President
     -------------------------------

Title: Treasurer
      ------------------------------